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                                EXHIBIT 3(i)

                         ARTICLES OF INCORPORATION

                                    OF

                           FIRSTBANK CORPORATION

                (Composite as Amended through May 9, 1997)

                                 ARTICLE I

          The name of the corporation is

                           FIRSTBANK CORPORATION

                                ARTICLE II

          The purpose of the corporation is to engage in any one or more lawful acts or activities within the purposes for which corporations may be organized under the Business Corporation Act, and carry on the business of a bank holding company under all applicable laws.

                                ARTICLE III

          The total authorized capital stock of the corporation is ten million (10,000,000) shares of common stock, all of one class with equal voting rights, and three hundred thousand (300,000) shares of preferred stock.

          The following provisions are applicable to the authorized stock of the corporation:

     (a)  Provisions Applicable To Common Stock:

          (i) All shares of common stock shall be of one class. Each holder of common stock shall be entitled to one vote for each share held by such person.

          (ii) Subject to the preferential dividend rights, if any, applicable to shares of preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement, or sinking funds for preferred stock, the holders of common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

          (iii) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the corporation, after distribution in full of the

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     preferential amounts, if any, to be distributed to the holders of shares of preferred stock, holders of common stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of common stock held by them. The board of directors may distribute in kind to the holders of common stock such remaining assets of the corporation or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation, or winding up of the corporation for the purposes of this paragraph.

     (b)  Provisions Applicable To Preferred Stock:

          (i)  PROVISIONS TO BE FIXED BY THE BOARD OF DIRECTORS:

               The board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences, and relative, participating, conversion, optional, or other rights, and such qualifications, limitations, or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated in these Articles, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

               (1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors.

               (2) The dividend rate or rates on the shares or such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

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               (3)  Whether the shares of such series shall be
          redeemable, and, if redeemable, whether redeemable for cash, property, or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

               (4) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary of involuntary liquidation, dissolution, distribution, or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

               (5) Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

               (6) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

               (7) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class for the election of one or more additional directors of the corporation in case of dividend arrearages.



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               (8)  Whether the issuance of any additional shares of
          such series, or of any shares of any other series, shall be subject to restrictions as to issuances, or as to the powers, preferences, or rights of any such other series.

               (9) Any other preferences, privileges, and powers and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these Articles.

          (ii) PROVISIONS APPLICABLE TO ALL PREFERRED STOCK:

               (1) All preferred stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the board of directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

               (2) Each share of preferred stock for which voting powers are provided by the board of directors shall have not more than one vote on all matters upon which holders of common stock may vote. Shares of preferred stock for which voting powers are provided by the board of directors shall be treated with shares of common stock as a single class of shares for all voting purposes except to the extent that a class vote is provided by law and except that the board of directors may provide for shares of any class or series of preferred stock to have the power to vote separately as a single class for the election of one or more additional directors in case of dividend arrearages.

               (3) Each share of preferred stock shall have a stated value of not less than Ten Dollars ($10) per share.

               (4) Shares of preferred stock redeemed, converted, exchanged, purchased, retired, or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act, be given the status of authorized and unissued shares of preferred stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock.

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                                ARTICLE IV

          The address (which is the mailing address) of the initial registered office of the corporation is 311 Woodworth Avenue, P.O. Box 1029, Alma, Michigan 48801.

          The name of the resident agent at the registered office is JOHN A. McCORMACK.

                                 ARTICLE V

          The name and address of the incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------
          Jeffry L. Rogers         311 Woodworth Avenue
                                   P.O. Box 191
                                   Alma, Michigan 48801

                                ARTICLE VI

          When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders a to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                ARTICLE VII

          No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken


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without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                               ARTICLE VIII

          The board of directors may, by resolution or resolutions, confer upon the holders of any bonds issued or to be issued by the corporation as part of the terms of such bonds, rights to inspect the corporate books and records and to vote in the election of directors and on any other matters on which shareholders of the corporation by vote, to the extent, in the manner, and subject to the conditions prescribed in such resolution or resolutions.

                                ARTICLE IX

          The corporation shall indemnify its present and past director, officers, employees, and agents, and such other persons as it shall have the power to indemnify, to the full extent permitted under, and subject to the limitations of, the Michigan Business Corporation Act.

                                 ARTICLE X

          The board of directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. During the intervals between annual meetings of shareholders, any vacancy occurring in the board of directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

          Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. All nominations shall be made by notice in writing, delivered or mailed to the secretary of the corporation not less than ten days nor more than fifty days prior to any meeting of shareholders called for the election of directors. Nominations not complying with this Article shall be disregarded.


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          Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders called for that purpose.

                                ARTICLE XI

     (A) Except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of this corporation entitled to vote in elections of directors shall be required:

          (1) to adopt any agreement for, or to approve, the merger or consolidation of this corporation or any subsidiary with or into any other person,

          (2) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of this corporation or any subsidiary, or

          (3) to authorize the issuance or transfer by this corporation or any subsidiary of any voting securities or securities convertible into voting securities of this corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any other agreement between this corporation and any national securities exchange or by any other agreement to which the corporation or any subsidiary is a party, if in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors. If such other person is not, and has not been, such a five percent (5%) beneficial owner, the provisions of this paragraph (A) shall not apply, and the provisions of Michigan law shall apply.

     (B) The provisions of paragraph (A) of this Article shall not apply, and the provisions of Michigan law shall apply, to (1) any transactions described therein if the board of directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the board of directors voting in favor of such resolution were duly elected and acting members of the board of directors prior to the time


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such other person became the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation or its subsidiaries.

     (C) The affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the corporation if the board of directors shall not have, by resolution adopted by the unanimous vote of all directors then in office, recommended to the shareholders the adoption of such plan for dissolution of the corporation. If the board of directors shall have so recommended to the shareholders such plan for dissolution of the corporation, the provisions of Michigan law shall apply.

     (D)  For of this article,

          (1) any specified person shall be deemed to be the "beneficial owner" of shares of stock of the corporation (a) which such specified person or any of its affiliates or associates owns directly or indirectly, whether of record or not,
     (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation;

          (2) a "subsidiary" is any corporation more than forty-nine percent (49%) of the voting securities of which are owned, directly or indirectly, by the corporation;

          (3) a "person" is any individual, corporation or other entity;

          (4) an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

          (5) an "associate" of a specified person is (a) any person of which such specified person is an officer or partner or is,

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     directly or indirectly, the beneficial owner of ten percent (10%)
     or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, or (c) or any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or any corporation which controls or is controlled by such specified person.

     (E) For purposes of determining whether a person owns beneficially five percent (5%) or more of the outstanding shares of the corporation entitled to vote in elections of directors, the outstanding shares of stock of the corporation shall include shares deemed owned through application of clauses (a), (b) or (c) in paragraph (D)(1) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

     (F) The board of directors shall have the power and duty to determine, for purpose of this Article, on the basis of information known to such board:

          (1) whether any person referred to in paragraph (A) of this Article owns beneficially five percent (5%) or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors; and

          (2) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

                                ARTICLE XII

          The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and to add additional articles hereto, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, that:

     (A) No amendment to these Articles of Incorporation shall amend, modify or repeal any or all of the provisions of Article XI or Article XII of these Articles of Incorporation unless so adopted by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of the Article as a class, and

     (B) No amendment to these Articles of Incorporation shall amend, modify or repeal any or all of the provisions of Article VIII of these


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Articles of Incorporation, and the shareholders of the corporation shall not have the right to alter or repeal any or all provisions of the Bylaws of the corporation, unless so adopted by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of the Article as a class; provided, however, that in the event the board of directors of the corporation shall be resolution adopted by a majority of the directors then in office recommend to the shareholders the adoption of any such amendment of a nature described in this paragraph (B), the affirmative vote or consent of the shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors shall suffice for the adoption of such amendment.

                               ARTICLE XIII

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article XIII shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Business Corporation Act, as amended from time to time.
No amendment to or alteration, modification or repeal of this Article XIII shall apply to or have any effect on the liability of any director of the corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification or repeal. This
Article XIII shall not be amended, altered, modified or repealed except upon the affirmative vote of 80% of the outstanding shares of voting stock, or such lesser amount (rounded down to the nearest 5%) as shall have voted, in person or by proxy, to approve this Article XIII.



















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